UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

TITAN ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in charter)

Nevada	000-56148	30-0580318
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 E. Long Lake Road, Suite 100A Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(zip code)

(248) 775-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Contracts

Subscription Agreements

Between March 5, 2025 and March 7, 2025, Titan Environmental Solutions Inc., a Nevada corporation (the “Company”), consummated the transactions contemplated by Subscription Agreements dated February 21, 2025 (the “Subscription Agreements”), pursuant to which the Company offered to certain accredited investors up to 850,000 shares of its Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), for a purchase price of $2.00 per share. Each of the five purchasers of shares of Series C Preferred Stock is an accredited investor and is a stockholder of and lender to the Company. The purchasers included Frank Celli, a director of the Company. The purchasers subscribed to purchase an aggregate of 500,000 shares of Series C Preferred Stock for an aggregate purchase price of $1,000,000. The proceeds of the offering will be used by the Company for working capital and the payment of outstanding payables.

The Subscription Agreements provide that it is the intention of the Company and each purchaser that the purchase price for the shares of Series C Preferred Stock be an amount equal to the lesser of (i) $2.00 per share and (ii) the quotient of (a) the product of (x) the price per share at which the shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), is sold by the Company in its planned public offering (the “Public Offering”) of shares of Common Stock on the terms set forth in the Company’s pending Registration Statement on Form S-1 (Registration No. 333-275136), multiplied by (y) 40, divided by (b) 100, assuming a reverse stock split of the Common Stock at a ratio of 1:100 to take place at or prior to the closing of the Public Offering, with corresponding adjustment to be made if the actual ratio implemented by the Company is different (such quotient, the “Alternate Price”). If the Alternate Price is less than $2.00, then the Company has agreed to issue to each purchaser of Series C Preferred Stock within five business days of the date of the closing of the Public Offering a number of additional shares of Series C Preferred Stock equal to the difference between (A) the number of shares of Series C Preferred Stock that could have been purchased in the offering with the purchaser’s subscription amount, as set forth in the purchaser’s Subscription Agreement, at a purchase price per share equal to the Alternate Price, less (B) the number of shares of Series C Preferred Stock previously issued to such purchaser under the Subscription Agreement.

The Subscription Agreements also grant to the purchasers of shares of Series C Preferred Stock, among other rights, the right to participate in certain subsequent offerings of securities by the Company and the right to exchange their shares of Series C Preferred Stock for the securities issued in certain subsequent offerings of securities by the Company.

Description of the Series C Preferred Stock

On March 6, 2025, the Company filed a Certificate of Designation of the Preferences of Preferred Stock (the “Certificate of Designation”) pursuant to which it authorized the issuance of up to 6.5 million shares of Series C Preferred Stock and created the terms of the Series C Preferred Stock. The principal terms of the Series C Preferred Stock are summarized below.

Conversion Rights. Each share of Series C Preferred Stock has a stated value of $2.40 and is convertible into a number of shares of Common Stock equal to (x) the stated value of the Series C Preferred Stock being converted plus all accrued but unpaid dividends, divided by (y) $0.05 per share (the “Conversion Price”); provided, however, that holders of Series C Preferred will not be able to convert shares of Series C Preferred Stock and receive shares of Common Stock upon such conversion to the extent that after giving effect to such issuance, the holder and such holder’s affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the applicable shares of Series C Preferred Stock (the “Beneficial Ownership Limitation”). The Conversion Price is subject to adjustment for stock splits, stock combinations and the like of the Common Stock and in the event of an issuance of Common Stock at a price per share lower than the Conversion Price then in effect, subject to an exception for certain exempt issuances.

Voting Rights. Except as required by law or as specifically provided in the Company’s articles of incorporation, the holders of Series C Preferred Stock are not entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Company for their action; provided, however, that such holders will be entitled, on the same basis as holders of Common Stock, to receive notice of such action or meeting. However, as long as any shares of Series C Preferred are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (c) increase the number of authorized shares of Series C Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividend Rights. Holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis disregarding for such purpose any conversion limitations) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock; provided, however, that if a dividend is to be paid in Common Stock, a holder of Series C Preferred Stock will not be entitled to receive such stock dividend payment to the extent such payment would cause the Common Stock beneficial ownership percentage of such holder to exceed the Beneficial Ownership Limitation and the portion of such stock dividend payment that would exceed the Beneficial Ownership Limitation will be held in abeyance for the benefit of such holder until such time or times, if ever, as its right thereto would not result in such holder and its affiliates exceeding the Beneficial Ownership Limitation, at which time or times such holder will be issued such unpaid stock dividend payment to the same extent as if there had been no such limitation.

Liquidation Rights. Upon the liquidation or dissolution of the Company, the holders of Series C Preferred Stock will be entitled to receive out of the assets of the Company, whether capital or surplus, the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations) to Common Stock, which such amounts following will be paid pari passu with all holders of Common Stock.

The foregoing description of the Subscription Agreements and the terms of the Series C Preferred Stock is a summary only and is qualified in its entirety by reference to the text of the form of Subscription Agreement and the Certificate of Designation, which are included as Exhibit 10.1 and Exhibit 3.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the shares of Series C Preferred Stock by the Company pursuant to the Subscription Agreements and the shares of Common Stock issuable upon conversion of the Series C Preferred Stock is incorporated herein by reference. The securities issued pursuant to the Subscription Agreements were issued by the Company in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, and similar exemptions under applicable state laws, and intends to issue any shares of Common Stock issuable upon conversion of the Series C Preferred Stock pursuant to the same exemption. The purchasers of the Series C Preferred Stock are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 10-K relating to the filing of the Certificate of Designation and the terms of the Series C Preferred Stock is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Designation of the Preferences of Series C Convertible Preferred Stock of Titan Environmental Solutions, Inc.
10.1	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2025	TITAN ENVIRONMENTAL SOLUTIONS INC.

	By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer